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                                                                    EXHIBIT 23.1



                       [LETTERHEAD OF COOPERS & LYBRAND]







                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated, March 14, 1997, on our audits of the consolidated financial statements of RACI Holding, Inc., and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994 which report is included in RACI Holding, Inc.'s Form S-4, as amended (File Nos. 333-4520-01, 333-4520) (the "Form S-4"). We also consent to the reference to our firm under the caption "Experts" in the Form S-4.

                                                    /s/ Coopers & Lybrand L.L.P.


Greensboro, North Carolina
August 22, 1997